Exhibit 99.2

MIMEDX ANNOUNCES LEADERSHIP CHANGES AND PROMOTIONS

Deep Management and Healthcare Expertise Complements Proprietary Product Platform

Marietta, Georgia, December 5, 2018 — MiMedx Group, Inc. (OTC PINK: MDXG), a leading developer and marketer of regenerative and therapeutic biologics, today announced certain leadership changes and promotions in conjunction with its plans to implement a broad-based organizational realignment program designed to position the business for long-term success. Additional details regarding the program are available in the Company’s press release issued earlier today.

“As we continue our efforts to transform our business, we are focused on ensuring that we have the right team and organizational structure in place. Today’s realignment of key leadership roles is intended to support a seamless transition as we simplify and streamline our organizational structure with a view to operating more efficiently and effectively,” said David Coles, Interim Chief Executive Officer. “MiMedx remains focused on our core strengths in our traditional wound care business, while further developing the Company’s product pipeline. Most importantly, we are steadfast in our commitment to continuing to deliver products and support for healthcare providers and the patients they serve.”

The MiMedx leadership team is composed of executives with decades of healthcare and business experience that the Company’s executive team believes represent the right combination of skills and expertise to guide MiMedx into the future.

I. Mark Landy, has been promoted to Executive Vice President and Chief Strategy Officer. Previously Senior Vice President of Strategic Initiatives, Dr. Landy offers a depth of healthcare industry and clinical expertise that includes serving as President and CEO of a drug delivery company as well as Wall Street experience in venture capital, institutional equity research and portfolio management. He will now oversee the Company’s regulatory, clinical, research and development, and marketing and business development functions.

David H. Mason, Jr., M.D. has been promoted to Chief Medical Officer following the retirement of Donald E. Fetterolf, M.D. FACP. Previously Vice President of Medical Affairs, Dr. Mason is a Board Certified Internist, and is board eligible in Rheumatology and Infectious Diseases. He joined MiMedx in 2014 and has more than 25 years of experience in the pharmaceutical and medical device industry, including the handling of IND filings, protocol writing, and more than ten successful BLA and NDA submissions.

John D. Harris has been promoted to Senior Vice President, Marketing & Business Development, with responsibility for corporate and product marketing, partnerships and joint ventures as well as international sales and operations. Mr. Harris joined MiMedx as Senior Vice President, International in June 2018 and has more than 20 years of experience in the regenerative medicine, medical device and cell therapy fields.

As part of the organizational realignment, the role of Chief Commercialization Officer has been eliminated and Chris Cashman will be departing the organization.

About MiMedx

MiMedx® is a leading biopharmaceutical company developing and marketing regenerative and therapeutic biologics utilizing human placental tissue allografts with patent-protected processes for multiple sectors of healthcare. The Company processes the human placental tissue utilizing its proprietary PURION® process methodology, among other processes, to produce allografts by employing aseptic processing techniques in addition to terminal sterilization. MiMedx has supplied over 1.3 million allografts to date. For additional information, please visit www.mimedx.com.

Safe Harbor Statement

This press release includes forward-looking statements. Forward-looking statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “potential,” “will,” “would” and similar expressions and are based on management’s current beliefs and expectations. Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements.

Actual results may differ materially from those set forth in the forward-looking statements as a result of various factors. For more detailed information on the risks and uncertainties that may apply to the Company’s business and the ownership of Company common stock, please review the Risk Factors section of the Company’s most recent annual report filed with the SEC. Any forward-looking statements speak only as of the date of this press release, and except as required by law, the Company assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Robert P. Borchert

Vice President, Investor Relations

770-651-9383

rborchert@mimedx.com